      As filed with the Securities and Exchange Commission on August 20, 1998.
                            Registration No. 333-61425

------------------------------------------------------------------------------
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                         SECURITIES AND EXCHANGE COMMISSION
                                Washington, DC 20549
                           _____________________________

                                  AMENDMENT NO. 1
                                        TO
                                      FORM S-3
                               REGISTRATION STATEMENT
                                       UNDER
                             THE SECURITIES ACT OF 1933
                           _____________________________

                              DIGI INTERNATIONAL INC.
             (Exact name of the Registrant as specified in its charter)
                Delaware                               41-1532464
     (State or other jurisdiction of               (I.R.S. Employer
     incorporation or organization)               Identification No.)
                                11001 Bren Road East
                            Minnetonka, Minnesota 55343
                                   (612) 912-3444
                 (Address and telephone number of the Registrant's
                            principal executive offices)
                           _____________________________
                                   Jerry A. Dusa
                       President and Chief Executive Officer
                                11001 Bren Road East
                            Minnetonka, Minnesota 55343
                                   (612) 912-3444
              (Name, address and telephone number of agent for service)
                                     Copies to:
                                 James E. Nicholson
                                Faegre & Benson LLP
                                2200 Norwest Center
                              90 South Seventh Street
                            Minneapolis, Minnesota 55402
                           _____________________________
          APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
    AS SOON AS PRACTICABLE AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE.
                                ____________________
     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / __________

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / __________

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /




                           _____________________________

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

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

  Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

                    SUBJECT TO COMPLETION, DATED AUGUST 20, 1998



                                   775,837 SHARES


                              DIGI INTERNATIONAL INC.


                                    COMMON STOCK



     This Prospectus relates to shares of Common Stock of Digi International Inc. (the "Company") which may be sold by the Selling Stockholders. See "Selling Stockholders." Such shares were issued to the Selling Stockholders in connection with the Company's acquisition of Central Data Corporation ("Central Data") and of ITK International, Inc. ("ITK International"). The Company will not receive any of the proceeds from the sale of shares by the Selling Stockholders.

     The Common Stock of the Company is traded in the over-the-counter market and quoted on the Nasdaq Stock Market under the symbol "DGII." On August 19, 1998, the last sale price for the Common Stock, as reported by the Nasdaq Stock Market, was $17.00 per share. See "Price Range of Common Stock and Dividend Policy."

     The distribution of the shares of Common Stock offered hereby by the Selling Stockholders may be effected from time to time in one or more transactions (which may involve block transactions) on the Nasdaq Stock Market or otherwise, in the over-the-counter market, in negotiated transactions, through the writing of options on shares (whether such options are listed on an options exchange or otherwise), or a combination of such methods of sale, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The Selling Stockholders may effect such transactions by selling shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Selling Stockholders and/or purchasers of shares for whom they may act as agent (which compensation may be in excess of customary commissions). See "Plan of Distribution."


      THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
       AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
       SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
           PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.  ANY
               REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


     No person is authorized to give any information or to make any representations other than those contained or incorporated by reference in this Prospectus in connection with the offer made by this Prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized. This Prospectus does not constitute an offer or solicitation by anyone in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation. The delivery of this Prospectus at any time shall not under any circumstances create an implication that there has been no change in the affairs of the Company since the date hereof.


                 THE DATE OF THIS PROSPECTUS IS ____________ , 1998

                               AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Exchange Act and in accordance therewith files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at the Commission's regional offices at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such material may be obtained at prescribed rates from the public reference facilities of the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. The Commission maintains a Web site that contains reports, proxy statements and other information filed by the Company at: http://www.sec.gov. In addition, such reports, proxy statements and other information can also be inspected at the offices of The Nasdaq Stock Market, 1735 K Street, N.W., Washington, D.C. 20006

     Additional information regarding the Company and the shares offered hereby is contained in the Registration Statement, and exhibits thereto, filed with the Commission under the Securities Act of 1933, as amended (the "Securities Act"). For further information regarding the Company and the shares offered hereby reference is made to the Registration Statement, and exhibits thereto, which may be inspected without charge at the office of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and copies thereof may be obtained from the Commission at prescribed rates.

                      INCORPORATION OF DOCUMENTS BY REFERENCE

     The following documents filed by the Company with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated in and made a part of this Prospectus by reference:

     (a) The Company's Annual Report on Form 10-K for the year ended September 30, 1997 (which incorporates by reference certain portions of the Company's 1997 Annual Report to Stockholders and definitive Notice and Proxy Statement for the Company's Annual Meeting of Stockholders held on January 28, 1998). (File No. 000-17972)

     (b) The Company's definitive Notice and Proxy Statement for the Company's Annual Meeting of Stockholders held on January 28, 1998. (File No. 000-17972)

     (c) The Company's Quarterly Reports on Form 10-Q for the quarters ended December 31, 1997, March 31, 1998 and June 30, 1998. (File No. 000-17972)

     (d) The Company's Current Reports on Form 8-K filed on June 25, 1998, July 23, 1998 and August 12, 1998. (File No. 000-17972)

     (e) The description of the Company's Common Stock which is contained in the Registration Statement on Form 8-A (Registration No. 000-17972) filed October 5, 1989 (and declared effective on October 13, 1989) under the Exchange Act, and all amendments and reports filed for the purpose of updating such description.

     (f) The description of the Company's Purchase Rights which is contained in the Registration Statement on Form 8-A (Registration No. 000-17972) filed June 25, 1998 (and declared effective on June 30, 1998) under the Exchange Act.

     All reports and any definitive proxy or information statements filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the shares offered hereby shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents.

     Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Company will provide without charge to each person, including any beneficial owner, to whom a copy of this Prospectus is delivered, on the written or oral request of any such person, a copy of any or all of the documents incorporated herein by reference (other than exhibits not specifically incorporated in such documents). Requests for such copies should be directed to the Chief Financial Officer, Digi International Inc., 11001 Bren Road East, Minnetonka, Minnesota 55343 (telephone number (612) 912-3444).


                                    THE COMPANY

     Digi International Inc. (the "Company") is a leading ISO 9001-compliant provider of data communications hardware and software that delivers seamless connectivity solutions for multiuser environments, open systems, server-based remote access and LAN (Local Area Network) markets.

     The Company's two major product areas include: 1) communications interface cards for multiuser and remote access environments, which constituted approximately 76% of net sales in fiscal 1997, and 2) "physical layer" and print server products that enhance the data communications capabilities of a LAN and which constituted 24% of net sales in fiscal 1997.

     In July 1998, the Company acquired Central Data and ITK International, both of which were privately held. Central Data produces high-performance serial port solutions for local and remote access connectivity, including a full line of Universal Serial Bus products. ITK International is a leading provider of open systems, remote access solutions for small and medium sized businesses, Internet service providers and telephone companies. ITK International has also developed a Voice over Internet Protocol gateway product which will be deployed by businesses and service providers.

     Neither of the Company's two major product areas is date sensitive and will not require adaptation to comply with Year 2000 requirements. In addition, all of the Company's computer systems are Year 2000 compliant. The Company intends to inquire of its suppliers and distributors as to the status of their Year 2000 compliance. The Company does not believe that Year 2000 issues will have a material impact on its operations.

     The Company's executive offices are located at 11001 Bren Road East, Minnetonka, Minnesota, 55343, and its telephone number is (612) 912-3444.

                  PRICE RANGE OF COMMON STOCK AND DIVIDEND POLICY


     The Company's Common Stock has been traded in the over-the-counter market and quoted on the Nasdaq Stock Market under the symbol DGII since the Company's initial public offering on October 13, 1989. The following table sets forth, for the fiscal quarters indicated, the high and low sale prices for the Common Stock as reported by the Nasdaq Stock Market.


                                                         HIGH           LOW
                                                         ----           ---
FISCAL YEAR ENDED SEPTEMBER 30, 1996:
     First Quarter . . . . . . . . . . . . . . . .      $28.75         $17.125
     Second Quarter. . . . . . . . . . . . . . . .       30.00          17.00
     Third Quarter . . . . . . . . . . . . . . . .       30.75          23.875
     Fourth Quarter. . . . . . . . . . . . . . . .       27.375         11.875

FISCAL YEAR ENDED SEPTEMBER 30, 1997:
     First Quarter . . . . . . . . . . . . . . . .      $18.75          $8.625
     Second Quarter. . . . . . . . . . . . . . . .       10.50           6.750
     Third Quarter . . . . . . . . . . . . . . . .       11.75           5.125
     Fourth Quarter. . . . . . . . . . . . . . . .       16.00           9.875

FISCAL YEAR ENDED SEPTEMBER 30, 1998:
     First Quarter . . . . . . . . . . . . . . . .      $22.75         $13.75
     Second Quarter. . . . . . . . . . . . . . . .       28.625         17.00
     Third Quarter . . . . . . . . . . . . . . . .       29.50          19.50
     Fourth Quarter (through August 19, 1998). . .       25.25          15.25



     On August 19, 1998, the last sale price for the Company's Common Stock as reported by the Nasdaq Stock Market was $17.00 per share.

     The Company has never declared or paid any cash dividends on its capital stock. The Company currently intends to retain any earnings for use in its business and therefore does not anticipate paying any cash dividends in the foreseeable future.

                                SELLING STOCKHOLDERS

The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock as of July 29, 1998 and as adjusted to reflect the sale of shares offered by this Prospectus by each Selling Stockholder.


                                          SHARES
                                        OWNED PRIOR                           SHARES OWNED
                                        TO OFFERING  SHARES OFFERED          AFTER OFFERING
                                        -----------  --------------          --------------
         NAME                              NUMBER        NUMBER           NUMBER       PERCENT
         ----                              ------        ------           ------       -------
Jeffrey James Roloff and Susan Elaine     138,048        138,048              0              *
  Roloff Trust(1)
3412 N. High Cross Rd.
Urbana, IL  61801

James D. Norrod                           106,420        106,420              0              *
16 Mountain Laurels Road
Suite 301
Nashua, New Hampshire  03062

VEW Energie AG                            102,939        102,939              0              *
Attention:  Dr. Jens Huffer
Abteilung HRE
Rheinlanddamm 24
Dortmund, Germany  44047

Prof. Dr. Klaus Rosentahl(2)               69,231(3)      60,751          8,480(3)           *
c/o ITK Telekommunikation AG
Joseph-von-Fraunhofer Str. 23
Dortmund, Germany  44227

Dr. Wolfgang Schroder(2)                   69,231(3)      60,751          8,480(3)           *
c/o ITK Telekommunikation AG
Joseph-von-Fraunhofer Str. 23
Dortmund, Germany  44227

Prof. Dr. Firoz Kaderali                   60,751         60,751              0              *
Auf der Emat 137
Iserlohn, Germany  58638

Prof. Dr. Reinhard Rock                    60,751         60,751              0              *
Beethovenstr. 2
42781 Haan
Germany

Prof. Dr. Horst Strunz                     60,751         60,751              0              *
Bergstr. 38
Rosrath, Germany  51503

                                      5



                                          SHARES
                                        OWNED PRIOR                           SHARES OWNED
                                        TO OFFERING  SHARES OFFERED          AFTER OFFERING
                                        -----------  --------------          --------------
         NAME                              NUMBER        NUMBER           NUMBER       PERCENT
         ----                              ------        ------           ------       -------
Cisco Systems, Inc.                        54,747         54,747              0              *
c/o Van Dang
255 West Tasmon Drive
Building J
San Jose, California  95134

Earl D. Jacobsen Revocable Trust(4)        14,597         14,597              0              *
#3B Evergreen Circle
Savoy, IL  61874

Elaine M. Jacobsen Revocable Trust         14,597         14,597              0              *
#3B Evergreen Circle
Savoy, IL  61874

J.F. Shea Company, Inc.                    12,701         12,701              0              *
655 Brea Canyon Road
Walnut, CA  91789-0489

GE Pension Trust                            8,692          8,692              0              *
3003 Summer Street
Stamford, CT  06905

Metropolitan Life Insurance Company         2,542          2,542              0              *
334 Madison Avenue
Covent Station, NJ  07961-0633

Stephen B. Schwahn                          2,173          2,173              0              *
1200 On the Mall, Apartment #207
Minneapolis, MN  55403

Robert G. Pagano                            2,120          2,120              0              *
24 Swart Terrace
Nashua, New Hampshire  03060

Gary A. Stoltz                              2,084          2,084              0              *
4704 Wilford Way
Edina, MN  55435

Sandra G. Stoltz                            2,084          2,084              0              *
80 Morning Sun Drive
Sedona, AZ  86336-5561

Gregory P. Sweenie                          1,802          1,802              0              *
15 Ox Bow Lane
Groton, Massachusetts  01450

Michael K. Ballard                          1,590          1,590              0              *
93210 Fox Meadow Lane
Potomac, Maryland  20854

                                      6



                                          SHARES
                                        OWNED PRIOR                           SHARES OWNED
                                        TO OFFERING  SHARES OFFERED          AFTER OFFERING
                                        -----------  --------------          --------------
         NAME                              NUMBER        NUMBER           NUMBER       PERCENT
         ----                              ------        ------           ------       -------
Jack K. Ahrens, II                          1,010          1,010              0              *
c/o Pathfinder Venture Capital Fund
7300 Metro Blvd., Suite 585
Minneapolis, MN  55439

Threshold Ventures, Inc.                    1,800          1,800              0              *
7580 E. Gray Road, Suite 203
Scottsdale, AZ  85260-3408

Russell Davies                                636            636              0              *
1, New Cottages
Collingbourne Ducis
Nr Marlborough, Wiltshire
SN8 3DY

Norbert Szyperski                              636            636              0              *
In den Auen 6
Forsbach, Germany  51503

James Edelmann and Barbara Edelmann, JTWROS    437            437              0              *
45 Oldfield Drive
Sherborn, Massachusetts  01770

William J. Schnoor, Jr.                        424            424              0              *
194 Eliot Street
Chestnust Hill, Massachusetts  02467

Penny Newman                                   318            318              0              *
Hill View, Star Lane, Knowl Hill
Maidenhead, Berkshires
RG10 9XY
United Kingdom

Matthias Markert(5)                            268(6)         127            141(6)           *
Albringhauser Str. 201
Wetter, Germany
58300

Uwe Sauerbrey(5)                               248(7)         169             79(7)           *
Oberste Kamp 5
Dortmund, Germany  44369

Mark Armitage                                   56             56              0              *
36 St. Margarets Mead
Marlborough, Wiltshire
SN8 4BA
United Kingdom

                                      7



                                          SHARES
                                        OWNED PRIOR                           SHARES OWNED
                                        TO OFFERING  SHARES OFFERED          AFTER OFFERING
                                        -----------  --------------          --------------
         NAME                              NUMBER        NUMBER           NUMBER       PERCENT
         ----                              ------        ------           ------       -------
Jan Elliger(5)                                  53(8)          24             29(8)           *
Ortsmuhle 3
Dortmund, Germany  44227

Frank te Heesen(5)                              53(8)          24             29(8)           *
Mont-Cenis-Str. 109b
Herne, Germany  44627

Martin Twickler(9)                              52(10)         44              8(10)          *
St. Wolfgans Platz 9f
Munchen, Germany  81669

K.S. Kamal                                      47             47              0              *
11 Vandiemans Lane
Littlemore, Oxford
United Kingdom
OX4 3QA

Heike Isringhaus(5)                             26(11)          3             23(11)          *
Wesselstr. 24
Castrop-Rauxel, Germany

Ralf Bonenkamp(5)                               20(12)          9             11(12)          *
In der Oeverscheidt 129
Dortmund, Germany  44149

Ulrich Findeisen(5)                             20(12)          9             11(12)          *
Ostenbergstr. 26
Dortmund, Germany  44225

Frank Langenbeck(5)                             20(12)          9             11(12)          *
Huestr. 151
Essen, Germany  45309

Klaus Peters(5)                                 20(12)          9             11(12)          *
Sonnenplatz 6
Dortmund, Germany  44137

Petra Langjahr                                  3              3              0              *
Hellerstr. 38
Dortmund, Germany  44229



1    Jeffrey James Roloff is an employee of the Company.
2 Director and employee of ITK International, a wholly-owned subsidiary of the Company.
3    Includes options to purchase 8,480 shares of the Company's Common Stock.
4    Earl D. Jacobsen is an employee of the Company.

5    Employee of ITK International, a wholly-owned subsidiary of the Company.
6    Includes options to purchase 141 shares of the Company's Common Stock.
7    Includes options to purchase 79 shares of the Company's Common Stock.
8    Includes options to purchase 29 shares of the Company's Common Stock.
9    Advisor to ITK International, a wholly-owned subsidiary of the Company.
10   Includes options to purchase 8 shares of the Company's Common Stock.
11   Includes options to purchase 23 shares of the Company's Common Stock.
12   Includes options to purchase 11 shares of the Company's Common Stock.
* Represents beneficial ownership of less than one percent of the Company's outstanding Common Stock.



                                PLAN OF DISTRIBUTION

     The distribution of the shares of Common Stock offered hereby by the Selling Stockholders may be effected from time to time in one or more transactions (which may involve block transactions) on the Nasdaq Stock Market or otherwise, in the over-the-counter market, in negotiated transactions, through the writing of options on shares (whether such options are listed on an options exchange or otherwise), or a combination of such methods of sale, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The Selling Stockholders may effect such transactions by selling shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Selling Stockholders and/or purchasers of shares for whom they may act as agent (which compensation may be in excess of customary commissions). The Selling Stockholders and broker-dealers that participate with the Selling Stockholders in the distribution of shares may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, and any commissions received by them and any profit on the resale of shares may be deemed to be underwriting compensation.

                                      EXPERTS

     The consolidated financial statements and financial statement schedule of the Company as of September 30, 1997 and 1996, and for each of the three years in the period ended September 30, 1997, included or incorporated by reference in the Company's Annual Report on Form 10-K, have been audited by PricewaterhouseCoopers LLP (on July 1, 1998, Coopers & Lybrand L.L.P. merged with Price Waterhouse LLP to form PricewaterhouseCoopers LLP), independent accountants, as set forth in their reports accompanying such financial statements which, to the extent therein, are based on the report of other auditors, are incorporated herein by reference in reliance upon the report of such firm, which report is given upon their authority as experts in accounting and auditing. The financial statements of AetherWorks Corporation for the years ended September 30, 1997 and 1996, and the period from February 24, 1993 (inception) to September 30, 1997, included or incorporated by reference in the Company's Annual Report on Form 10-K, have been audited by Ernst & Young LLP, as set forth in their report accompanying such financial statements, and are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

     To the extent PricewaterhouseCoopers LLP examines and reports on the financial statements and financial statements schedules of the Company at future dates, and consents to the use of their report thereon, such financial statements and schedules hereafter incorporated by reference in the registration statement of which this prospectus is a part will be so incorporated by reference in reliance upon such reports and upon the authority of such firms as experts in accounting and auditing.

                                      PART II

                       INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     Expenses in connection with the issuance and distribution of the shares of Common Stock being registered hereunder other than underwriting commissions and expenses, are estimated below.


     SEC registration fee. . . . . . . . . . . . .  $ 3,720
     Nasdaq Stock Market listing fee . . . . . . .    2,350
     Legal fees and expenses . . . . . . . . . . .   10,000
     Accounting fees and expenses. . . . . . . . .   10,000
     Printing expenses . . . . . . . . . . . . . .      500
     Transfer agent fees and expenses. . . . . . .    1,000
     Miscellaneous . . . . . . . . . . . . . . . .      430
                                                    -------
         Total                                      $28,000
                                                    -------
                                                    -------


     Except for the SEC registration fee, all of the foregoing expenses have been estimated. The Selling Stockholders will bear fees and disbursements of their own legal counsel and transfer taxes. The Company will bear all other expenses.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Under Delaware law, a corporation may indemnify any person who was or is a party or is threatened to be made a party to an action (other than an action by or in the right of the corporation) by reason of his services as a director or officer of the corporation, or his service, at the corporation's request, as a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys' fees) that are actually and reasonably incurred by him ("Expenses"), and judgments, fines and amounts paid in settlement that are actually and reasonably incurred by him, in connection with the defense or settlement of such action, provided that he acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful. Although Delaware law permits a corporation to indemnify any person referred to above against expenses defense or settlement of an action by or in the right of the corporation, provided that he acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests, if such person has been judged liable to the corporation, indemnification is only permitted to the extent that the Court of Chancery (or the court in which the action was brought) determines that, despite the adjudication of liability, such person is entitled to indemnify for such Expenses as the court deems proper. The General Corporation Law of the State of Delaware also provides for mandatory indemnification of any director, officer, employee or agent against Expenses to the extent such person has been successful in any proceeding covered by the statute. In addition, the General Corporation Law of the State of Delaware provides the general authorization of advancement of a director's of officer's litigation expenses in lieu of requiring the authorization of such advancement by the board of directors in specific cases, and that indemnification and advancement of expenses provided by the statute shall not be deemed exclusive of any other rights to which those seeking indemnification of expenses may be entitled under any bylaw, agreement or otherwise.

     Article V of the By-Laws of the Registrant provide for the broad indemnification of the directors and officers of the Registrant and for advancement of litigation expenses to the fullest extent required or permitted by current Delaware law.

     The Registrant maintains a policy of directors and officers liability insurance that reimburses the Registrant for expenses that it may incur in conjunction with the foregoing indemnity provisions and that may provide direct indemnification to officers and directors where Registrant is unable to do so.

     The Certificate of Incorporation of the Registrant eliminates the personal liability of a director to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except under certain circumstances involving certain wrongful acts such as breach of a director's duty of loyalty, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, for any unlawful acts under Section 174 of the General Corporation Law of the State of Delaware, or for any transaction from which a director derives an improper personal benefit.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(a)  EXHIBITS


   Exhibit       Description
   -------       -----------
   3.1      Restated Certificate of Incorporation of the Company, as amended
            (incorporated by reference to Exhibit 3(a) to the Company's Form
             10-K for the year ended September 30, 1992 (File No. 000-17972)).
   3.2      Amended and Restated By-Laws of the Company (incorporated by reference to Exhibit 3(b) to the Company's Registration
             Statement on Form S-1 (File No. 33-42384)).
   5        Opinion and Consent of Faegre & Benson LLP.
   15       Unaudited Interim Financial Information Letter.
   23.1     Consent of PricewaterhouseCoopers LLP.
   23.2     Consent of Ernst & Young LLP.
   23.3     Consent of Faegre & Benson LLP (included in Exhibit No. 5 to the
            Registration Statement).
   24       Powers of Attorney (previously filed).


ITEM 17.  UNDERTAKINGS

     The undersigned Registrant hereby undertakes:

     (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

          (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

     (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

     (4) that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the provisions summarized in Item 15 above, or otherwise, the Registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act, and will be governed by the final adjudication of such issue.

                                     SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minnetonka, State of Minnesota, on August 20, 1998.

                              DIGI INTERNATIONAL INC.

                              By   /s/ Jerry A. Dusa
                                   -------------------------------------------
                                   Jerry A. Dusa
                                   President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities indicated on August 20, 1998.


Signature                          Title
---------                          -----
/s/ Jerry A. Dusa             President, Chief Executive Officer and Director
------------------------      (Principal Executive Officer)
Jerry A. Dusa

/s/ Jonathon E. Killmer       Senior Vice President, Chief Financial Officer
------------------------      and Treasurer
Jonathon E. Killmer           (Principal Financial and Accounting Officer)

John P. Schinas*              Chairman of the Board and Director

Willis K. Drake*              Director

Richard E. Eichhorn*          Director

Robert Moe*                   Director

Mykola Moroz*                 Director

David Stanley*                Director


*Jerry A. Dusa, by signing his name hereto, does hereby sign this document on behalf of each of the above named directors of the Registrant pursuant to powers of attorney duly executed by such.



                              By   /s/ Jerry A. Dusa
                                ----------------------------------------------
                                   Jerry A. Dusa, Attorney in Fact

                                   EXHIBIT INDEX


Exhibit                    Description                                                   Page
-------                    -----------                                                   ----
 3.1       Restated Certificate of Incorporation of the Company, as amended.      Incorporated by Reference
 3.2       Amended and Restated By-Laws of the Company.                           Incorporated by Reference
 5         Opinion and Consent of Faegre & Benson LLP.                            Filed Electronically
15         Unaudited Interim Financial Information Letter.                        Filed Electronically
23.1       Consent of PricewaterhouseCoopers LLP.                                 Filed Electronically
23.2       Consent of Ernst & Young LLP.                                          Filed Electronically
23.3       Consent of Faegre & Benson LLP (included in Exhibit No. 5 to the
           Registration Statement).                                               Filed Electronically
24         Powers of Attorney.                                                    Previously Filed
